Exhibit 10.2

WELLSFORD REAL PROPERTIES, INC

535 Madison Avenue, 26th Floor

New York, New York 10022

As of March 21, 2006

Mr. Mark P. Cantaluppi 3 Chambers Place Randolph, NJ 07869
Re:	Your Employment Agreement dated May 18, 2005 (the "Employment Agreement")

Dear Mark:

This letter agreement (this “Amendment”) confirms our agreement to amend the terms of your Employment Agreement with Wellsford Real Properties, Inc. (the “Company”) in accordance with the provisions set forth below. Capitalized terms not defined in this Amendment shall have meanings ascribed to them in the Employment Agreement.

The specific amendments to the Employment Agreement shall be as follows:

1.            Paragraph 1 is amended by deleting each reference to “Vice President and Chief Accounting Officer” and substituting “Vice President and Chief Financial Officer” in lieu of each such reference.

2.            Paragraph 8(b) is amended by adding the following at the end thereof:

For purposes of this paragraph 8(b), if the Company elects not to renew this Agreement at the end of any term hereof, such non-renewal shall be considered a termination of the Agreement by the Company (which would then entitle you to amounts described herein).

Except as expressly modified hereby, the Employment Agreement shall remain unchanged and in full force and effect as executed. The Employment Agreement, as amended hereby, contains the entire understanding of and supersedes all prior agreements, written and verbal, with respect to the subject matter hereof and shall not be modified except in writing executed by the parties hereto.

This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles of conflict of law which might otherwise apply, and may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

If the foregoing accurately reflects your understanding of the provisions of your Employment Agreement that are being amended hereby, please so indicate by signing in the space provided below.

Very truly yours,

/s/ Jeffrey H. Lynford

Jeffrey H. Lynford

President and Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Mark P. Cantaluppi

Mark P. Cantaluppi

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